SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 8, 2005

YELLOW ROADWAY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas 66211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 696-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On November 9, 2005, Donald G. Barger, Jr., Senior Vice President and Chief Financial Officer of Yellow Roadway Corporation (the “Company”) will deliver a presentation at the Baird Industrial Conference. The presentation will be open to listeners through a live webcast via the Company’s internet site http://www.yellowroadway.com. A replay of the webcast will be available for 30 days. A copy of the slide show is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable

(c)	Exhibits.

99.1	The Yellow Roadway Corporation Baird Industrial Conference slide show.

Information presented in this Current Report on Form 8-K may contain forward-looking statements and certain assumptions upon which such forward-looking statements are in part based. Numerous important factors, including those factors identified as in the Yellow Roadway Annual Report on Form 10-K and other of the Company’s filings with the Securities and Exchange Commission, and the fact that the assumptions set forth in this Current Report on Form 8-K could prove incorrect, could cause actual results to differ materially from those contained in such forward-looking statements.

Information in this Current Report that is being furnished pursuant to Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information furnished pursuant to Item 7.01 in this Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. The furnishing of the information in Item 7.01 of this Current Report is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information Item 7.01 of this Current Report contains is material investor information that is not otherwise publicly available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YELLOW ROADWAY CORPORATION (Registrant)

Date: November 8, 2005	By:	/s/ PHIL J. GAINES
Phil J. Gaines
Senior Vice President Investor Relations,
Government Relations & Corporate Development

EXHIBIT INDEX

Exhibit Number	Description
99.1	The Yellow Roadway Corporation Baird Industrial Conference slide show.